Exhibit 32.1

LECG CORPORATION (Formerly LECG Holding Company, LLC) AND SUBSIDIARY

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, David J. Teece, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of LECG Corporation for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of LECG Corporation.

/s/ DAVID J. TEECE	/s/ JOHN C. BURKE
David J. Teece	John C. Burke
Chairman of the Board of Directors	Chief Financial Officer
March 10, 2006	March 10, 2006